EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-148002 on Form S-8 of our report dated June 30, 2008, relating to the consolidated financial statements of Tongjitang Chinese Medicines Company appearing in the annual report on Form 20-F of Tongjitang Chinese Medicines Company for the year ended December 31, 2007.

/s/    Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong

June 30, 2008